Exhibit 5.1

November 13, 2025

Restaurant Brands International Inc.
5707 Blue Lagoon Drive
Miami, Florida 33126

Ladies and Gentlemen:

We are acting as Canadian counsel to Restaurant Brands International Inc. (the “Corporation”) in connection with the offering and sale (the “Offering”) by HL1 17 LP (the “Selling Shareholder”), an affiliate of 3G Capital Partners LP, of up to 17,626,570 common shares of the Corporation, no par value (the “Shares”) pursuant to a prospectus supplement (the “Prospectus Supplement”), dated November 13, 2025, to the prospectus (the “Base Prospectus, and together with the Prospectus Supplement, the “Final Prospectus”) that form a part of the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by the Corporation on February 21, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

We have made such investigations and examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and certificates of the Corporation as we have considered necessary or relevant for the purposes of this opinion including:

(a)the Registration Statement, including the Base Prospectus contained therein;
(b)the Final Prospectus;
(c)the articles of incorporation, as amended to date, and by-laws of the Corporation;
(d)resolutions of the board of directors of the Corporation and a committee thereof relating to the Offering, the registration of the Shares and related matters; and
(e)such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

For purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity of all individuals who have executed any of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Corporation, the Selling Shareholder and others.

The opinion hereinafter expressed is based on the assumption that all required consideration (in whatever form) has been or will be paid or provided for the issuance of the Shares. No opinion is expressed as to the adequacy of any consideration received.

Based and relying upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and outstanding as fully paid and non-assessable shares.

The foregoing opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

We consent to the filing of this opinion as an exhibit to the Corporation’s Current Report on Form 8-K filed with the Commission on the date hereof and its incorporation by reference into the Registration Statement and to the use of our name under the caption “Legal Matters” in the Final Prospectus which is part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP